       AFCO AGGREGATE RECEIVABLES BALANCE BY AMOUNT - IDENTIFIED PORTFOLIO
                             AS OF DECEMBER 31, 2000

AGGREGATE RECEIVABLES BALANCE                NUMBER OF ACCTS         PERCENT OF                      AGGREGATE           PERCENT OF
                                                                      NUMBER OF                    RECEIVABLES            AGGREGATE
                                                                          ACCTS                        BALANCE          RECEIVABLES
                                                                                                                            BALANCE
 1.       5,000 or less                           16,504                62.62%                  $28,296,897.99                5.21%

 2.       5,000 -    10,000                        3,488                13.24%                  $24,785,530.11                4.56%

 3.      10,000 -    25,000                        3,229                12.25%                  $50,641,573.05                9.32%

 4.      25,000 -    50,000                        1,411                 5.35%                  $49,950,696.09                9.19%

 5.      50,000 -    75,000                          550                 2.09%                  $33,533,348.17                6.17%

 6.      75,000 -   100,000                          308                 1.17%                  $26,502,844.95                4.88%

 7.     100,000 -   250,000                          540                 2.05%                  $82,649,945.99               15.21%

 8.     250,000 -   500,000                          177                 0.67%                  $61,532,909.52               11.32%

 9.     500,000 - 1,000,000                           88                 0.33%                  $60,970,441.79               11.22%

10.   1,000,000 - 5,000,000                           55                 0.21%                  $98,016,465.74               18.04%

11.         Over  5,000,000                            4                 0.02%                  $26,593,568.75                4.89%


Total:                                            26,354                                       $543,474,222.15 (1)


(1)  Includes $1,102,559.93 of loan commitments

         AFCO COMPOSITION OF RECEIVABLES BY REMAINING INSTALLMENT TERM -
                              IDENTIFIED PORTFOLIO
                             AS OF DECEMBER 31, 2000

REMAINING INSTALLMENT TERM          NUMBER OF ACCTS                 PERCENT                   AGGREGATE            PERCENT OF
                                                               OF NUMBER OF                 RECEIVABLES             AGGREGATE
                                                                      ACCTS                     BALANCE           RECEIVABLES
                                                                                                                      BALANCE
03 Months or Less                            10,716                  40.66%              $70,284,095.84                12.93%


04 to 06 Months                               9,046                  34.32%             $183,141,508.56                33.70%


07 to 09 Months                               6,277                  23.82%             $211,755,667.74                38.96%


10 to 12 Months                                 171                   0.65%              $46,385,114.03                 8.53%


13 to 18 Months                                  92                   0.35%              $16,701,336.82                 3.07%


More than 18 Months                              52                   0.20%              $15,206,499.16                 2.80%


Total:                                       26,354                                     $543,474,222.15 (1)


(1)  Includes $1,102,559.93 of loan commitments

              AFCO GEOGRAPHIC CONCENTRATION - IDENTIFIED PORTFOLIO
                             AS OF DECEMBER 31, 2000

     STATES                         AGGREGATE RECEIVABLES BALANCE                PERCENTAGE OF AGGREGATE
                                                                                     RECEIVABLES BALANCE
CALIFORNIA                                        $124,772,937.85                                 22.96%
TEXAS                                              $63,535,840.17                                 11.69%
NEW YORK                                           $44,114,316.31                                  8.12%
FLORIDA                                            $28,797,873.65                                  5.30%
PENNSYLVANIA                                       $25,090,023.88                                  4.62%
ILLINOIS                                           $24,334,409.08                                  4.48%
OHIO                                               $19,746,677.84                                  3.63%
NEW JERSEY                                         $19,349,278.02                                  3.56%
WASHINGTON                                         $13,648,324.47                                  2.51%
LOUISIANA                                          $13,005,834.23                                  2.39%
GEORGIA                                            $11,831,028.01                                  2.18%
MICHIGAN                                           $10,699,617.90                                  1.97%
MASSACHUSETTS                                      $10,551,545.12                                  1.94%
TENNESSEE                                           $9,069,905.69                                  1.67%
MISSOURI                                            $8,770,137.16                                  1.61%
OREGON                                              $8,011,454.02                                  1.47%
VIRGINIA                                            $7,917,398.74                                  1.46%
COLORADO                                            $7,542,144.96                                  1.39%
CONNECTICUT                                         $7,150,915.84                                  1.32%
KENTUCKY                                            $6,607,850.42                                  1.22%
KANSAS                                              $6,330,138.46                                  1.16%
MISSISSIPPI                                         $6,219,932.68                                  1.14%
ALASKA                                              $6,186,671.37                                  1.14%
ALABAMA                                             $4,937,459.84                                  0.91%
OKLAHOMA                                            $4,750,080.57                                  0.87%
WEST VIRGINIA                                       $4,486,755.61                                  0.83%
NEVADA                                              $4,252,546.45                                  0.78%
ARIZONA                                             $4,215,257.26                                  0.78%
MARYLAND                                            $3,908,117.37                                  0.72%
NORTH CAROLINA                                      $3,836,923.00                                  0.71%
IDAHO                                               $3,781,467.59                                  0.70%
INDIANA                                             $3,444,342.19                                  0.63%
SOUTH CAROLINA                                      $3,003,093.46                                  0.55%
MINNESOTA                                           $2,699,058.20                                  0.50%
ARKANSAS                                            $2,491,360.27                                  0.46%
HAWAII                                              $2,284,808.18                                  0.42%
UTAH                                                $2,211,057.34                                  0.41%
NEW HAMPSHIRE                                       $2,091,007.19                                  0.38%
WISCONSIN                                           $1,906,703.08                                  0.35%
NEBRASKA                                            $1,585,462.58                                  0.29%
MAINE                                               $1,094,114.36                                  0.20%
IOWA                                                $1,060,437.12                                  0.20%
DISTRICT OF COLUMBIA                                  $836,057.71                                  0.15%
MONTANA                                               $558,682.73                                  0.10%
RHODE ISLAND                                          $318,808.72                                  0.06%
WYOMING                                               $308,014.89                                  0.06%
SOUTH DAKOTA                                          $113,763.07                                  0.02%
VERMONT                                                 $9,150.12                                  0.00%
NORTH DAKOTA                                            $3,312.10                                  0.00%
NEW MEXICO                                              $2,125.28                                  0.00%
DELAWARE                                                    $0.00                                  0.00%

 Total:                                           $543,474,222.15 (1)                            100.00%


(1)  Includes $1,102,559.93 of loan commitments

                            LOAN LOSS EXPERIENCE (1)
                             (DOLLARS IN THOUSANDS)
                              IDENTIFIED PORTFOLIO

                                                                               YEAR ENDED DECEMBER 31,
                                                          2000                 1999                1998                1997
                                                          ----                 ----                ----                ----
Average Outstanding Principal Balance (2)                $534,932            $527,470            $536,913            $562,229
Gross Charge-Offs                                           1,924               2,756               3,010               1,002
Recoveries                                                    757               1,185                 804                 102
Net Charge-Offs                                             1,167               1,571               2,206                 900
Net Charge Offs as a Percentage of Average                  0.22%               0.30%               0.41%               0.16%
Aggregate Outstanding Principal Balance


(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

(2)  Based on the average beginning of the month balances.

               LOAN DELINQUENCY EXPERIENCE FOLLOWING CANCELLATION
                              IDENTIFIED PORTFOLIO

                                                                          AT DECEMBER 31,
                                                       -------------------------------------------------------
                                                       2000             1999             1998             1997
                                                       ----             ----             ----             ----
Number of days a loan remains overdue
after cancellation of the related
insurance policy
             31-89 days                                0.97%            0.95%            1.25%            1.17%
             90-270 days                               0.78%            0.69%            0.91%            0.93%
             Over 270 days (1)                         0.00%            0.00%            0.00%            0.00%
                                                       -----            -----            -----            -----
                 Total                                 1.75%            1.64%            2.16%            2.10%
                                                       =====            =====            =====            =====

(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

                          ORIGINATORS' PORTFOLIO YIELD
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                                                      YEAR ENDED DECEMBER 31,
                                                                        -------------------------------------------------
                                                                          2000          1999         1998          1997
                                                                          ----          ----         ----          ----
Average Month Principal Balance (1)                                     $534,932      $527,470     $536,913      $562,229

Interest & Fee Income                                                     57,913        53,879       60,676        63,462

Average Revenue Yield on                                                  10.83%        10.21%       11.30%        11.29%
Outstanding Principal Balance
Receivables


(1) Based on the average beginning of the month balances.